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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1998 with respect to the combined financial statements of Westbrooke Communities, Inc. and Affiliates included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-42213) and related Prospectus of Newmark Homes Corp. for the registration of 2,000,000 shares of its common stock.


                                            /s/ ERNST & YOUNG LLP

Miami, Florida

February 12, 1998